SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

VERISIGN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VeriSign, Inc.

487	East Middlefield Road
Mountain	View, California 94043-4047

April 26, 2004

To	Our Stockholders:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of VeriSign, Inc. to be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California on Thursday, May 27, 2004 at 10:00 a.m., Pacific Time.

The matters expected to be acted upon at the Meeting are described in detail in the following Notice of the 2004 Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of VeriSign, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

We look forward to seeing you at our 2004 Annual Meeting of Stockholders.

Sincerely,

Stratton D. Sclavos

President, Chief Executive Officer

and Chairman of the Board

VERISIGN, INC.

487 East Middlefield Road

Mountain View, California 94043-4047

Notice Of The 2004 Annual Meeting Of Stockholders

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of VeriSign, Inc. will be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California on Thursday, May 27, 2004 at 10:00 a.m., Pacific Time. The 2004 Annual Meeting of Stockholders is being held for the following purposes:

1. To elect three Class III directors of VeriSign, each to serve a three-year term, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

2. To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2004.

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the 2004 Annual Meeting of Stockholders or any adjournment thereof.

By Order of the Board of Directors,

James M. Ulam

Secretary

Mountain View, California

April 26, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

VERISIGN, INC.

487 East Middlefield Road

Mountain View, California 94043-4047

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

April 26, 2004

The accompanying proxy is solicited on behalf of our Board of Directors for use at the 2004 Annual Meeting of Stockholders (the “Meeting”) to be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California on Thursday, May 27, 2004 at 10:00 a.m., Pacific Time. Only holders of record of our common stock at the close of business on March 29, 2004, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 247,801,280 shares of common stock outstanding and entitled to vote. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the Nominees and the Proposals set forth in this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 26, 2004. An annual report for the year ended December 31, 2003 is enclosed with this proxy statement.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date.

Vote Required to Approve the Proposals

With respect to Proposal No. 1, three directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and voting on the election of directors.

Neither of the Proposals is conditional upon the approval of any of the other Proposals by the stockholders.

Quorum

A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Meeting. For purposes of the quorum and the discussion above regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or represented by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and count toward the quorum.

Effect of Abstentions

Abstentions will not be taken into account in determining the outcome of the election of directors. Abstentions are considered shares entitled to vote on other proposals and therefore would have the effect of a vote against the proposal.

Effect of Broker Non-Votes

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker (under rules of New York Stock Exchange) has authority to vote those shares for or against certain “routine” matters, as are all of the proposals to be voted on at the Meeting. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are considered present and entitled to vote at the Meeting. These shares will count toward determining whether or not a quorum is present. These shares will also be taken into account in determining the outcome of all of the proposals.

Although all of the Proposals to be voted on at the Meeting are considered “routine,” where a matter is not “routine,” a broker generally would not be entitled to vote its customers’ unvoted shares. These shares would be considered present but are not considered entitled to vote on the matter. These shares would count toward determining whether or not a quorum is present. However, these shares would not be taken into account in determining the outcome of any of the Proposals.

Adjournment of Meeting

In the event that sufficient votes in favor of the Proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Expenses of Soliciting Proxies

VeriSign will pay the expenses of soliciting proxies to be voted at the Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to VeriSign stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting; or

•	attendance at the Meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Internet and Telephone Voting

If you hold shares of record as a registered shareholder, you can simplify your voting process and save the company expense by voting your shares by telephone at 1-800-435-6710 or on the Internet at www.eproxy.com/vrsn. More information regarding telephone and Internet voting is given on the proxy card. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws currently authorize no fewer than six and no more than nine directors. Our Board of Directors is currently comprised of nine directors. The Bylaws divide the Board of Directors into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified or their earlier resignation or removal. The Class III directors, Messrs. Bidzos, Chenevich and Reyes, will stand for reelection at this Meeting. The Class I directors, Messrs. Kriens, Lauer and Sclavos, will stand for election or reelection at the 2005 annual meeting, and the Class II directors, Messrs. Compton, Moore and Roper, will stand for election or reelection at the 2006 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Directors/Nominees

The names of the nominees for election as Class III directors at this Meeting and of the incumbent Class I and Class II directors, and certain information about them, are included below.

Name	Age	Position
Nominees for election as Class III directors for a term expiring in 2007:
D. James Bidzos(1)(2)	49	Vice Chairman of the Board
William L. Chenevich(3)	60	Director
Gregory L. Reyes(1)	41	Director

Incumbent Class I directors with terms expiring in 2005:
Scott G. Kriens(3)	46	Director
Len J. Lauer(1)	46	Director
Stratton D. Sclavos	42	President, Chief Executive Officer and Chairman of the Board

Incumbent Class II directors with terms expiring in 2006:
Kevin R. Compton(2)	45	Lead Independent Director
Roger H. Moore	62	Director
William A. Roper, Jr.(3)	58	Director

(1)	Member of the Compensation Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

D. James Bidzos has served as Vice Chairman of the Board of Directors since December 2001. He served as Chairman of the Board of Directors of VeriSign from April 1995 until December 2001. Mr. Bidzos served as Vice Chairman of RSA Security, an Internet identity and access management solution provider, from March 1999 to May 2002 and Executive Vice President from July 1996 to February 1999. Prior thereto, he served as President and Chief Executive Officer of RSA Data Security from 1988 to February 1999.

William L. Chenevich has served as a director since April 1995. Mr. Chenevich has served as Vice Chairman of Technology and Operations for U.S. Bancorp, a financial holding company, since February 2001.

He served as Vice Chairman of Technology and Operations Services of Firstar Corporation, a financial services company, from 1999 until its merger with U.S. Bancorp in February 2001. Prior thereto, he was Group Executive Vice President of VISA International, a financial services company, from 1994 to 1999. Mr. Chenevich serves as a director of Longs Drug Stores Corporation. Mr. Chenevich holds a B.B.A. degree in Business from the City College of New York and a M.B.A. degree in Management from the City University of New York.

Gregory L. Reyes has served as a director since April 2001. Since May 2001, Mr. Reyes has served as Chairman of the Board of Directors and Chief Executive Officer of Brocade Communications Systems, Inc., a provider of an intelligent platform for networking storage. From July 1998 to May 2001, Mr. Reyes served as President and Chief Executive Officer and was a member of the Board of Directors of Brocade. From January 1995 to June 1998, Mr. Reyes was President and Chief Executive Officer of Wireless Access, Inc., a wireless data communications products company. From January 1995 to November 1997, Mr. Reyes served as Chairman of the Board of Directors of Wireless Access. Mr. Reyes holds a B.S. degree in Economics and Business Administration from Saint Mary’s College in Moraga, California.

Scott G. Kriens has served as a director since January 2001. Mr. Kriens has served as President, Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks, a provider of Internet hardware and software systems, since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Operations at StrataCom, Inc., a telecommunications equipment company. Mr. Kriens serves as a director of Equinix, Inc. Mr. Kriens holds a B.A. in Economics from California State University, Hayward.

Len J. Lauer has served as a director since February 2004. Since September 2003 he has served as President and Chief Operating Officer of Sprint Corporation, a global communications company. Mr. Lauer also serves as President—Sprint PCS since September 2002 and served as President—Global Markets Division since September 2000. Since joining Sprint in 1998 as Senior Vice President—Quality, Development and Public Relations, he has served as President—Sprint Business and President—Consumer Services Group of Sprint/United Management Company, a subsidiary of Sprint. From 1995 to 1998, he served as President and Chief Executive Officer of Bell Atlantic—New Jersey, a telecommunications company. Mr. Lauer holds a B.S. degree in Managerial Economics from the University of California, San Diego.

Stratton D. Sclavos has served as President, Chief Executive Officer and a director since he joined VeriSign in July 1995. In December 2001, he was named Chairman of the Board of Directors. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. From May 1992 to September 1993, Mr. Sclavos was Vice President of Worldwide Sales and Business Development of GO Corporation, a pen-based computer company. Prior to that time, he served in various sales and marketing capacities for MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos serves as a director of Juniper Networks, Inc. and Intuit, Inc. Mr. Sclavos holds a B.S. degree in Electrical and Computer Engineering from the University of California at Davis.

Kevin R. Compton has served as a director since February 1996 and was named Lead Independent Director in December 2002. Since January 1990, Mr. Compton has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Compton serves as a director of Citrix Systems, Inc. Mr. Compton holds a B.S. degree in Business Management from the University of Missouri.

Roger H. Moore has served as a director since February 2002. He was President and Chief Executive Officer of Illuminet Holdings, Inc. from December 1995 until December 2001 when VeriSign acquired Illuminet Holdings. Prior to Illuminet Holdings, Mr. Moore spent ten years with Nortel Networks in a variety of senior management positions including President of Nortel Japan. Mr. Moore serves as a director of Tut Systems, Inc. and Western Digital Corporation. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.

William A. Roper, Jr. has served as a director since November 2003. Since April 2000, he has served as Corporate Executive Vice President of Science Applications International Corporation (SAIC), a diversified technology services company, and has previously served as SAIC’s Senior Vice President from 1990 to 1999, Chief Financial Officer from 1990 to 2000, and Executive Vice President from 1999 to 2000. From 1987 to 1990, Mr. Roper was Executive Vice President and Chief Financial Officer of Intelogic Trace, Inc., a NYSE-listed nationwide computer support organization. Mr. Roper holds a B.A. degree in Mathematics from the University of Mississippi and graduated from Southwestern Graduate School of Banking at Southern Methodist University in 1974 and Stanford University, Financial Management Program in 1986.

Board and Committee Meetings

The Board of Directors met seven times, and its committees collectively met fifteen times during 2003. No Director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees on which he served during 2003. The Board of Directors has affirmatively determined that each director who serves on each of its committees is independent, as the term is defined by rules of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”). The Board of Directors has appointed Kevin R. Compton as the Lead Independent Director. As Lead Independent Director, Mr. Compton may schedule and conduct separate meetings of the independent directors and perform other similar duties.

Audit Committee

The Board of Directors has established an audit committee that has responsibility for oversight of our financial, accounting and reporting processes and our compliance with legal and regulatory requirements, the appointment, termination, compensation and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any non-audit services that may be performed by the independent auditors, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. See “Report of the Audit Committee” contained in this proxy statement. The audit committee is currently comprised of Messrs. Chenevich, Kriens and Roper. Each member of the audit committee meets the independence criteria of The Nasdaq Stock Market and the SEC. Each audit committee member meets The Nasdaq Stock Market’s financial knowledge requirements, and the Board of Directors has further determined that Mr. Roper is (i) an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 and (ii) “financially sophisticated” as such term is defined in Rule 4350(d)(2) of The Nasdaq Stock Market. The audit committee operates pursuant to a written charter adopted by the Board of Directors, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The audit committee’s charter is located on our website at www.verisign.com/corporate/investor/corporate_governance.html. The audit committee met nine times during 2003.

Compensation Committee

The Board of Directors has established a compensation committee to review and approve the compensation and benefits for our executive officers, including the chief executive officer. The compensation committee also administers our stock purchase, equity incentive and stock option plans, makes grants to executive officers under such plans and makes recommendations to the Board of Directors regarding such matters. The compensation committee is currently comprised of Messrs. Bidzos, Lauer and Reyes, each of whom is an “independent director” under the rules of The Nasdaq Stock Market, and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code. The compensation committee’s charter is located on our website at www.verisign.com/corporate/investor/corporate_governance.html. The compensation committee met four times during 2003.

Nominating and Corporate Governance Committee

The Board of Directors has established a nominating and corporate governance committee to recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board of Directors, recommend nominees for committees of the Board of Directors, recommend corporate governance policies and periodically review and assess the adequacy of these policies, and review annually the performance of the Board of Directors. The nominating and corporate governance committee is currently comprised of Messrs. Bidzos and Compton, each of whom is an “independent director,” under the rules of The Nasdaq Stock Market. The nominating and corporate governance committee’s charter is located on our website at www.verisign.com/corporate/investor/corporate_governance.html. The nominating and corporate governance committee met two times during 2003.

In carrying out its function to nominate candidates for election to the Board of Directors, the nominating and corporate governance committee considers the performance and qualifications of each potential nominee or candidate, not only for their individual strengths but also for their contribution to the Board of Directors as a group.

The nominating and corporate governance committee considers candidates for director nominees proposed by directors, the chief executive officer and stockholders. The nominating and corporate governance committee may also from time to time retain one or more third-party search firms to identify suitable candidates. During 2003, we retained a search firm to identify potential director candidates for an additional seat on the Board of Directors.

If you would like the nominating and corporate governance committee to consider a prospective candidate, in accordance with our Bylaws, please submit the candidate’s name and qualifications to: Board of Directors, VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043, Attention: Corporate Secretary.

The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.

Communicating with the Board of Directors

Any stockholder who desires to contact the Board of Directors may do so electronically by sending an e-mail to the following address: bod@verisign.com. Alternatively, a stockholder may contact the Board of Directors by writing to: Board of Directors, VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043, Attention: Corporate Secretary. Communications received electronically or in writing are distributed to the Lead Independent Director or the other members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of the stockholders, we encourage directors to attend. The nominating and corporate governance committee will consider adopting a formal policy during the upcoming year. Our chairman and chief executive officer, Stratton Sclavos, attended our 2003 Annual Meeting of Stockholders.

Director Compensation

Directors who are not employees of VeriSign (or any parent, subsidiary or affiliate of VeriSign) are eligible to receive $4,000 for each Board of Directors meeting attended. In addition, each director serving as a chairperson of a committee of the Board of Directors is eligible to receive $4,000 for each committee meeting attended, and the Lead Independent Director of the Board of Directors is eligible to receive $4,000 for each meeting of the Board of Directors attended by such director. Mr. Compton waived fees payable to him for his service as Lead Independent Director in 2003. Directors are entitled to reimbursement of all reasonable out of pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

Each member of the Board of Directors is eligible to receive stock options under VeriSign’s stock option plans. Directors who are not employees of VeriSign (or any parent, subsidiary or affiliate of VeriSign) are eligible to participate in the 1998 Directors Stock Option Plan (the “Directors Plan”). The option grants under the Directors Plan are automatic and nondiscretionary, and the exercise price of the options is 100% of the fair market value of the common stock on the date of grant. Each new director who is eligible to participate will initially be granted an option to purchase 25,000 shares on the date such director first becomes a member of the Board of Directors. These grants are referred to as “Initial Grants.” On each anniversary of the Initial Grant (or most recent grant if such director did not receive an Initial Grant), each eligible director will automatically be granted an additional option to purchase 12,500 shares so long as such director has served continuously as a member of the Board of Directors since the date of the Initial Grant (or most recent grant if such director did not receive an Initial Grant). All options granted under the Directors Plan will vest as to 6.25% of the shares each quarter after the date of grant, provided the optionee continues as a director or, if VeriSign so specifies in the grant, as a consultant of VeriSign. In 2003, VeriSign granted under the Directors Plan to each of Messrs. Bidzos, Chenevich, Compton, Kriens, Moore and Reyes options to purchase 12,500 shares of its common stock with a weighted average exercise price of $10.1913 per share, and to Mr. Roper an option to purchase 25,000 shares of its common stock with an exercise price of $15.41 per share.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee during 2003 were independent directors, and none of them were employees or former employees of VeriSign. No executive officer of VeriSign has served on the compensation committee of the board of directors of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the compensation committee of VeriSign during the 2003 fiscal year. Mr. Sclavos, President, Chief Executive Officer and Chairman of the Board of Directors of VeriSign, served on the board of directors of Juniper Networks during the 2003 fiscal year. Mr. Kriens is a member of the Board of Directors and serves on the audit committee of VeriSign. He is President, Chief Executive Officer and Chairman of the board of directors of Juniper Networks.

The Board Recommends a Vote “FOR” the Election of Each of the Nominated Directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors has selected KPMG LLP as our independent auditors to perform the audit of our financial statements for the year ending December 31, 2004, and our stockholders are being asked to ratify this selection. Representatives of KPMG LLP, expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors Recommends a Vote “FOR” the Proposal to Ratify the Selection of KPMG LLP as VeriSign’s independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 27, 2004 by:

•	each stockholder who is known to own beneficially more than 5% of our common stock;

•	each director;

•	each of the Named Executive Officers (see the “Summary Compensation Table” in this proxy statement); and

•	all directors and executive officers as a group.

The percentage ownership is based on 244,679,399 shares of common stock outstanding at February 27, 2004. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of February 27, 2004 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Wellington Management Company, LLP(1)	25,917,694	10.59%
T. Rowe Price Associates, Inc.(2)	14,652,178	5.99
Stratton D. Sclavos(3)	3,574,401	1.46
Dana L. Evan(4)	726,501	*
Quentin P. Gallivan(5)	708,756	*
Russell S. Lewis(6)	357,440	*
Kevin R. Compton(7)	248,027	*
Scott G. Kriens(8)	112,031	*
D. James Bidzos(9)	92,501	*
William L. Chenevich(10)	52,813	*
Gregory L. Reyes(11)	28,125	*
Roger H. Moore(12)	16,116	*
Vernon L. Irvin(13)	10,269	*
William A. Roper, Jr.(14)	1,563	*
Len J. Lauer(15)	—	—
W. G. Champion Mitchell(16)	—	—
All executive officers and directors as a group (19 persons)(17)	7,233,315	2.96

*	Less than 1% of VeriSign’s outstanding common stock.

(1)	Based on a Schedule 13G/A filed by such entity on February 12, 2004. Includes the shared power to vote or direct the voting of 22,243,038 shares and the shared power to dispose or direct the disposition of 25,917,694 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(2)	Based on a Schedule 13G/A filed by such entity on February 10, 2004. Includes the sole power to vote or direct the voting of 2,398,300 shares, and the sole power to dispose or direct the disposition of 14,652,178 shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(3)

Includes 85,600 shares held by Eladha Partners, LP under which Stratton D. Sclavos and his spouse are limited partners with an ownership interest of 98%. Includes 18,333 shares held by Sclavos Family Partners, LP under which Mr. Sclavos and his spouse are limited partners with an ownership interest of

50% and Mr. Sclavos’ children are limited partners with a 48% ownership interest. Includes 177,192 shares held by the Sclavos 1990 Revocable Trust under which Mr. Sclavos and his spouse are co-trustees. Includes 12,205 shares held by the Sclavos Family Foundation under which Mr. Sclavos is the beneficial owner. Also includes 2,483,126 shares subject to options held by Mr. Sclavos, and 765,625 shares subject to options held by Boutari Ventures, LLC, that are exercisable within 60 days of February 27, 2004. Mr. Sclavos and his spouse are co-managers of Boutari Ventures, LLC. Mr. Sclavos is President, Chief Executive Officer and Chairman of the Board of Directors.

(4)	Includes 18,242 shares held by TDC&R Investments LP under which Dana L. Evan and her spouse are 1% general partners and Ms. Evan’s children are limited partners with an ownership interest of 99%. Includes 68,030 shares held by the Evan 1991 Living Trust under which Ms. Evan and her spouse are co-trustees. Includes 597,486 shares subject to options held by Ms. Evan that are exercisable within 60 days of February 27, 2004. Includes 30,000 shares subject to the provisions of that certain Restricted Stock Purchase Agreement by and between Ms. Evan and the Registrant dated August 11, 2003. Ms. Evan is the Executive Vice President, Finance and Administration and Chief Financial Officer.

(5)	Includes 554,644 shares subject to options held by Quentin P. Gallivan that are exercisable within 60 days of February 27, 2004. Includes 30,000 shares subject to the provisions of that certain Restricted Stock Purchase Agreement by and between Mr. Gallivan and the Registrant dated August 11, 2003. Mr. Gallivan is Executive Vice President, Worldwide Sales and Services.

(6)	Includes 287,440 shares subject to options held by Russell S. Lewis that are exercisable within 60 days of February 27, 2004. Includes 20,000 shares subject to the provisions of that certain Restricted Stock Purchase Agreement by and between Mr. Lewis and the Registrant dated August 11, 2003. Mr. Lewis is Executive Vice President and General Manager, Naming and Directory Services.

(7)	Includes 101,501 shares subject to options held by Kevin R. Compton that are exercisable within 60 days of February 27, 2004.

(8)	Represents 80,000 shares held by the Kriens 1996 Trust under which Scott G. Kriens is a trustee. Includes 32,031 shares subject to options held by Mr. Kriens that are exercisable within 60 days of February 27, 2004.

(9)	Includes 87,501 shares subject to options held by D. James Bidzos that are exercisable within 60 days of February 27, 2004.

(10)	Includes 52,813 shares subject to options held by William L. Chenevich that are exercisable within 60 days of February 27, 2004.

(11)	Includes 28,125 shares subject to options held by Gregory L. Reyes that are exercisable within 60 days of February 27, 2004.

(12)	Includes 15,625 shares subject to options held by Roger H. Moore that are exercisable within 60 days of February 27, 2004.

(13)	Includes 10,000 shares subject to the provisions of that certain Restricted Stock Purchase Agreement by and between Vernon L. Irvin and the Registrant dated August 11, 2003.

(14)	Includes 1,563 shares subject to options held by William A. Roper, Jr. that are exercisable within 60 days of February 27, 2004.

(15)	Len J. Lauer was appointed to the Board of Directors on February 10, 2004.

(16)	W.G. Champion Mitchell was employed by VeriSign as Executive Vice President, and President, Network Solutions, Inc. until November 25, 2003.

(17)	Includes the shares described in footnotes (3)-(14) and 1,304,772 shares beneficially held by five additional executive officers, of which 1,097,292 shares are subject to options held that are exercisable within 60 days of February 27, 2004. Includes 60,000 shares subject to the provisions of a Restricted Stock Purchase Agreement by and between the five additional executive officers and the Registrant, all respectively dated August 11, 2003.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to us in all capacities during 2003, 2002 and 2001 by our chief executive officer, the four most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of 2003, as well as one individual who would have been among the four most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at the end of 2003. These officers are referred to together in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Fiscal Year End	Annual Compensation			Long Term Compensation Awards			All Other Compensation(5)
Name and Principal Position		Salary(1)(2)	Bonus(3)		Restricted Stock Award(s)(4)		Securities Underlying Options SARs
Stratton D. Sclavos	2003	$626,923	$229,500		$—		690,717	$5,635
President, Chief Executive Officer	2002	450,000	300,000		—		1,200,000	5,500
and Chairman of the Board	2001	329,712	150,000		—		1,325,000	5,250

Dana L. Evan	2003	$331,315	$69,854		$386,400	(6)	80,000	$5,894
Executive Vice President, Finance	2002	305,789	43,745		—		175,000	5,500
and Administration and Chief Financial Officer	2001	260,951	86,179		—		130,000	5,250

Quentin P. Gallivan	2003	$296,655	$190,828		$386,400	(7)	80,000	$2,983
Executive Vice President,	2002	300,033	43,745		—		175,000	2,200
Worldwide Sales and Services	2001	294,797	61,776		—		125,000	2,100

Vernon L. Irvin(8)	2003	$176,346	$356,000		$128,800	(9)	150,000	$—
Executive Vice President and	2002	—	—		—		—	—
General Manager, Communications Services	2001	—	—		—		—	—

Russell S. Lewis	2003	$310,000	$155,000		$257,600	(10)	60,000	$5,785
Executive Vice President and	2002	299,231	34,992		—		280,000	5,500
General Manager, Naming and Directory Services	2001	226,154	24,000		—		80,000	5,712

W. G. Champion Mitchell(11)	2003	$289,015	$1,279,106	(12)	$—		—	$—
Former Executive Vice President,	2002	300,000	34,727		—		175,000	—
and President, Network Solutions, Inc.	2001	118,846	7,582		—		185,000	—

(1)	In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	Includes, where applicable, amounts electively deferred by each Named Executive Officer under our 401k Plan.

(3)	Includes bonus amounts paid in the current year for performance in the immediately preceding year.

(4)	In August 2003, VeriSign issued 150,000 shares of restricted stock under its 1998 Equity Incentive Plan to certain executive officers. The restricted stock vests on a two year cliff vesting basis, after which two-thirds of the shares may be sold or otherwise transferred. The remaining one-third of the shares may be sold or transferred at the end of the third year after the date of issuance. The aggregate market value of the restricted stock at the date of issuance was $1.9 million and was recorded as deferred compensation and will be amortized ratably over the two-year vesting period. Dividends, if any, are payable on the shares. The dollar value of the restricted stock award was calculated by multiplying the fair market value per share of our common stock as quoted on the Nasdaq National Market on the date of issuance by the number of shares awarded.

(5)	Represents matching contributions made by VeriSign under the terms of our 401(k) plan.

(6)	As of December 31, 2003, Ms. Evan held 30,000 shares of VeriSign common stock subject to the vesting and transfer restrictions described in footnote 4 above with an aggregate market value of $489,000 based on the fair market value per share of our common stock as quoted on the Nasdaq National Market of $16.30 on that date.

(7)	As of December 31, 2003, Mr. Gallivan held 30,000 shares of VeriSign common stock subject to the vesting and transfer restrictions described in footnote 4 above with an aggregate market value of $489,000 based on the fair market value per share of our common stock as quoted on the Nasdaq National Market of $16.30 on that date.

(8)	Vernon L. Irvin joined VeriSign on June 20, 2003.

(9)	As of December 31, 2003, Mr. Irvin held 10,000 shares of VeriSign common stock subject to the vesting and transfer restrictions described in footnote 4 above with an aggregate market value of $163,000 based on the fair market value per share of our common stock as quoted on the Nasdaq National Market of $16.30 on that date.

(10)	As of December 31, 2003, Mr. Lewis held 20,000 shares of VeriSign common stock subject to the vesting and transfer restrictions described in footnote 4 above with an aggregate market value of $326,000 based on the fair market value per share of our common stock as quoted on the Nasdaq National Market of $16.30 on that date.

(11)	W.G. Champion Mitchell was employed by VeriSign until November 25, 2003.

(12)	Mr. Mitchell’s bonus includes $1,179,106 paid pursuant to a Transaction Bonus and Retention Agreement described under the “Arrangements with Named Executive Officers” caption below.

Arrangements with Named Executive Officers

Severance Arrangement with Vernon L. Irvin

In May 2003, we entered into an agreement with Vernon L. Irvin that provides for payment of six months’ base salary in the event he is terminated for reasons other than for cause or resignation.

Acceleration of Option Vesting in the Event of a Change of Control

Options generally vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of the grant and thereafter with respect to 6.25% each quarter. However, upon certain changes in control, the options vesting schedule accelerates as to 50% of any shares that are then unvested for officers at the level of senior vice president and above and as to 100% of any shares that are then unvested for the president and chief executive officer.

Transaction Bonus and Retention Agreement with W.G. Champion Mitchell

In May 2003, we entered into a Transaction Bonus and Retention Agreement with W.G. Champion Mitchell for the purpose of incentivizing him to remain with the company and assist in selling the assets of Network Solutions, Inc.’s domain name registrar business and closing the related transaction. Under the terms of this Agreement, Mr. Mitchell received a cash payment of $1,179,106.

OPTION GRANTS IN FISCAL YEAR 2003

The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers during the year ended December 31, 2003.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price Per Share(4)	Expiration Date	5%	10%
Stratton D. Sclavos	690,717	5.2679%	$15.87	10/29/13	$6,893,741	$17,470,093
Dana L. Evan	80,000	0.6101	12.88	08/11/13	648,013	1,642,192
Quentin P. Gallivan	80,000	0.6101	12.88	08/11/13	648,013	1,642,192
Vernon L. Irvin	150,000	1.1440	13.79	06/30/10	842,087	1,962,421
Russell S. Lewis	60,000	0.4576	12.88	08/11/13	486,010	1,231,644
W. G. Champion Mitchell(5)	—	—	—	—	—	—

(1)	All options were granted under the 1998 Equity Incentive Plan. Options granted to Mr. Sclavos and Mr. Irvin become exercisable with respect to 25% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 6.25% of these shares each quarter thereafter. Options granted to Ms. Evan, Mr. Gallivan and Mr. Lewis become exercisable quarterly with respect to 6.25% of the shares covered by the option from the date of grant. Upon certain changes in control, the vesting schedule accelerates as to 50% of any shares that are then unvested for officers at the level of senior vice president and above and as to 100% of any shares that are then unvested for the president and chief executive officer.

(2)	Potential realizable values are net of exercise price but before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the applicable term. These calculations are based on SEC requirements and do not reflect our projection or estimate of future stock price growth.

(3)	We granted options to purchase 13,111,816 shares of common stock to employees during 2003.

(4)	Options were granted at an exercise price equal to the fair market value per share of our common stock as quoted on the Nasdaq National Market.

(5)	W. G. Champion Mitchell was employed by VeriSign as Executive Vice President, and President, Network Solutions, Inc. until November 25, 2003.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2003 AND

FISCAL YEAR-END OPTION VALUES

The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2003 and the year-end number and value of exercisable and unexercisable options.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/03(1)		Value of Unexercised In-the-Money Options at 12/31/03(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stratton D. Sclavos	—	$—	3,080,939	1,999,154	$7,248,092	$2,629,508
Dana L. Evan	—	—	574,757	242,395	912,536	548,063
Quentin P. Gallivan	—	—	542,560	247,604	765,064	548,063
Vernon L. Irvin	—	—	—	150,000	—	376,500
Russell S. Lewis	—	—	247,785	251,738	246,075	581,125
W.G. Champion Mitchell(3)	28,125	166,687	159,375	—	—	—

(1)	All options exercised and shown in this table were granted under our 1995 Stock Option Plan, 1997 Stock Option Plan, 1998 Equity Incentive Plan or 2001 Stock Incentive Plan.

(2)	Based on a value of $16.30, the closing price per share of our common stock on the Nasdaq National Market on December 31, 2003, net of the option exercise price.

(3)	W. G. Champion Mitchell was employed by VeriSign as Executive Vice President, and President, Network Solutions, Inc. until November 25, 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003.

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders	13,233,192		$55.03	20,810,228	(1)
Equity compensation plans not approved by stockholders	15,488,803	(2)(3)	$16.26	8,420,100	(2)

Total	28,721,995		$34.12	29,230,328

(1)	Includes 6,032,486 shares available for purchase under the 1998 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan contains an “evergreen” provision whereby the aggregate number of shares available for issuance increases automatically on January 1 of each year by 1% of our outstanding shares of common stock on each immediately preceding December 31.

(2)	Includes securities to be issued upon exercise of outstanding options under VeriSign’s 2001 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan contains an “evergreen” provision whereby the aggregate number of shares available for issuance increases automatically on January 1 of each year by 2% of our outstanding shares of common stock on each immediately preceding December 31. For a description of the Incentive Plan, please see Note 11 to the Notes to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2003.

(3)	Does not include options to purchase 3,277,669 shares of common stock with a weighted average exercise price of $61.02 that were assumed in various business combinations.

Under Items 306 and 402(a)(9) of Regulation S-K promulgated by the SEC, neither the “Report of the Compensation Committee,” the “Report of the Audit Committee” nor the “Stock Price Performance Graph” shall be deemed to be “soliciting material” or to be “ filed” with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall either report or the graph be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the Board of Directors administers our executive compensation program. The current members of the compensation committee are D. James Bidzos, Len J. Lauer and Gregory L. Reyes, each of whom is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. None of the committee members has any interlocking relationships as defined by the rules promulgated by the SEC.

General Compensation Philosophy

The role of the compensation committee is to set the salaries and other compensation of the executive officers and certain other key employees of VeriSign, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. VeriSign’s compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables VeriSign to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the Silicon Valley and other locations where we have employees that are of comparable size to VeriSign and with which VeriSign competes for executive personnel;

•	annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

•	long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and VeriSign’s stockholders.

Executive Compensation

Base Salary.    Salaries for executive officers for 2003 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, VeriSign’s Human Resources Department provided information to us regarding salary range guidelines for specific positions.

Base salary is adjusted each year to take into account the executive officer’s performance and to maintain a competitive salary structure. We conduct reviews of executive compensation practices on an annual basis and may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in median comparable company pay levels. We believe that, on the basis of our knowledge of executive compensation in the industry, that VeriSign’s salary levels for the executive officers are reasonable and necessary given the competition for executive talent in the industry and VeriSign’s financial resources.

Bonus Plan.    VeriSign has established a bonus plan that rewards employees who are identified as key contributors to the success of the company. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. We administer this plan with regard to the chief executive officer and the other executive officers of VeriSign. The executive management team administers the plan for all other employees.

VeriSign’s total compensation philosophy is based on the concept that variable pay is earned through effective performance and contribution to the success of the company. Bonus payments are based on actual performance in achieving corporate, business unit (or divisional) and individual targets. Each year, the executive management team establishes the corporate financial goals for bonus measurement purposes and determines weightings for each element. The executive management team is responsible for ensuring that actual results are confirmed before they are applied against the bonus plan for payment purposes. The corporate target is based on VeriSign’s earnings per share, total consolidated revenue, and operating income. Each business unit or divisional executive vice president is responsible for developing the targets and objectives for their division. All targets and objectives are aligned with the business plan for the fiscal year and monitored by VeriSign’s corporate finance department. Individual performance is measured relative to the individual’s personal contribution to the success of the organization. This element is objective and tied to individual documented objectives for the bonus year. All targets and related objectives are defined and measured on an annual basis.

Long-Term Incentive Awards.    We believe that equity-based compensation in the form of stock options and restricted stock awards links the interests of executive officers with the long-term interests of VeriSign’s stockholders and encourages executive officers to remain in VeriSign’s employ. Stock options and restricted stock awards generally have value for executive officers only if the officer remains in VeriSign’s employ for the period required for the shares to vest, and, in the case of stock options, only if the price of VeriSign’s stock increases above the fair market value on the grant date.

VeriSign grants stock options and restricted stock awards in accordance with the 1998 Equity Incentive Plan and 2001 Stock Incentive Plan. In 2003, stock options and restricted stock awards were granted to executive officers to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins VeriSign; in connection with a significant change in responsibilities; annually as part of the VeriSign Key Contributor Stock Option Program; and, occasionally, to achieve equity within a peer group. We may, however, grant additional stock options and restricted stock awards to executive officers for other reasons. The number of shares subject to each stock option granted and restricted stock award is within our discretion and is based on anticipated future contribution and ability to impact VeriSign’s results, past performance or consistency within the executive officer’s peer group. In 2003, we considered these factors, as well as the number of unvested option shares held by the executive officer as of the date of grant. We may also grant stock options and restricted stock awards to executive officers to provide greater incentives to continue their employment with VeriSign and to strive to increase the value of VeriSign’s common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of VeriSign’s common stock on the date of grant. Shares granted under restricted stock awards generally vest over a two year period, although one-third of the shares may not be disposed of until after three years.

Chief Executive Officer Compensation

Mr. Sclavos’ base salary, target bonus, bonus paid and long-term incentive awards for 2003 were determined by us in a manner consistent with the factors described above for all executive officers. Mr. Sclavos’ base salary for 2003 was set at the annual rate of $650,000; he was eligible for a target bonus of $650,000, up to a maximum of $1,300,000. Mr. Sclavos was paid a bonus in 2003 in accordance with VeriSign’s regular bonus plan based on VeriSign’s actual performance in fiscal year 2002 in achieving corporate financial and other targets described above as compared to planned results for these criteria. We also considered Mr. Sclavos’ achievement of his individual objectives. An important aspect of VeriSign’s continued success was, and will continue to be, Mr. Sclavos’ leadership in developing and articulating the long-term strategic direction of VeriSign, as well as his continued attention to the development of the appropriate senior management team to support and execute that strategy. Finally, in considering competitive compensation practices with respect to Mr. Sclavos’ total compensation, we paid particular attention to the compensation practices of competitor companies and sought to assure that Mr. Sclavos’ total compensation was appropriate relative to the total compensation paid to the chief executive officers at similarly situated companies.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies, unless compensation is commission- or performance-based. Having considered the requirements of Section 162(m), we believe that grants made pursuant to the 1998 Equity Incentive Plan and the 2001 Stock Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. However, options granted under the 2001 Stock Incentive Plan may not be deductible depending on the time that such options are exercised. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. Our present intention is to qualify to the maximum extent possible our executives’ compensation for deductibility under applicable tax laws unless we feel that doing so would not be in the best interest of VeriSign and its stockholders.

This report is submitted by the Compensation Committee.

D. James Bidzos (Chairman)

Len J. Lauer

Gregory L. Reyes

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock, the Nasdaq Composite Index, and the S&P 500 Information Technology Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and the S&P 500 Information Technology Index on December 31, 1998, and calculates the return quarterly through December 31, 2003. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

VeriSign, Inc.

Nasdaq Composite Index

S&P 500 Information Technology Index

December 31, 1998—December 31, 2003

	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003
VeriSign, Inc.	$100	$1,292	$502	$257	$54	$110
Nasdaq Composite Index	$100	$186	$113	$89	$61	$91
S&P 500 Information Technology Index	$100	$178	$105	$78	$49	$71

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Board of Directors is composed of three non-management directors who meet the independence and experience requirements of The Nasdaq Stock Market and the SEC. The audit committee operates under a written charter adopted by the Board of Directors. The members of the audit committee are Messrs. Roper (Chairman), Chenevich and Kriens.

Management is responsible for the preparation, presentation and integrity of VeriSign’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, KPMG LLP, are responsible for performing an independent audit of VeriSign’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The audit committee is responsible for oversight of our financial, accounting and reporting processes and our compliance with legal and regulatory requirements. The audit committee is also responsible for the appointment, termination, compensation and oversight of our independent auditors, which includes reviewing the independent auditors’ independence, reviewing and approving the planned scope of the annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any non-audit services that may be performed by the independent auditors, reviewing with management and the independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles.

We have adopted a policy regarding rotation of the audit partners responsible for the audit of VeriSign’s financial statements. No audit partner (as defined under SEC rules) of the public accounting firm providing audit services to VeriSign shall have served as the lead or coordinating audit partner (having primary responsibility for the audit) or as the audit partner responsible for reviewing the audit for more than five consecutive fiscal years.

During 2003, at each of our meetings, we met with the senior members of VeriSign’s financial management team and our independent auditors. We recommended to the Board of Directors that KPMG LLP be engaged as VeriSign’s independent auditors and we reviewed with KPMG LLP the overall audit scope and plans. We met privately with KPMG LLP to discuss the results of the audit, evaluations by the auditors of VeriSign’s accounting and internal controls and quality of VeriSign’s financial reporting. The audit committee met nine times during 2003.

Our review of the audited financial statements contained in VeriSign’s Annual Report on Form 10-K for the year ended December 31, 2003 included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. Management represented to us that VeriSign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and we have reviewed and discussed the consolidated financial statements with management and KPMG LLP.

We discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” We also discussed with KPMG LLP their annual written disclosures and letter on their independence from VeriSign and its management, as required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee has also considered whether the non-audit services provided by KPMG LLP to VeriSign during 2003 are compatible with maintaining the auditors’ independence.

Based upon our discussions with management and KPMG LLP and our review of the representations of management, and the report of KPMG LLP to the audit committee, we recommended to the Board of Directors that the audited consolidated financial statements be included in VeriSign’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

This report is submitted by the Audit Committee.

William A. Roper, Jr. (Chairman)

William L. Chenevich

Scott G. Kriens

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2002 and December 31, 2003, and fees billed for other services provided by KPMG LLP.

	2003 Fees	2002 Fees
Audit Fees (including quarterly reviews):
Consolidated Audit	$1,419,000	$940,000
Statutory Audits	156,000	120,000
Consent on SEC filing	10,000	—
Total Audit Fees	1,585,000	1,060,000

Audit-Related Fees(1)	725,000	706,000
Tax Fees(2)	854,000	1,201,000

All Other Fees(3)	177,000	—

Total Fees	$3,341,000	$2,967,000

(1)	Audit-Related Fees consist principally of attestation of internal controls for service organizations under Statement on Accounting Standards No. 70 (SAS 70).

(2)	Tax Fees include federal, state and international tax compliance, tax advice and tax planning.

(3)	All Other Fees include fees for professional services provided in connection with obtaining work permits for VeriSign employees in Switzerland, reimbursement of professional and administrative costs incurred by KPMG LLP for compliance with a subpoena request related to certain class action complaints filed against VeriSign, and other administrative services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of VeriSign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) those transactions described under the caption “Arrangements with Named Executive Officers” set forth elsewhere in this proxy statement, and (2) the transactions described below.

Executive Relocation Loans and Payments.    In March 2001, we loaned $2,000,000 to James M. Ulam, our Senior Vice President and General Counsel, in connection with his relocation from Virginia to California. This loan, which is secured by Mr. Ulam’s principal residence, does not accrue interest. The principal amount of the loan is forgivable in installments and will be forgiven in full on October 1, 2004 as long as Mr. Ulam remains employed with VeriSign. $250,000 of the principal amount of the loan was forgiven on October 1, 2003. As of March 31, 2004, $1,250,000 remains outstanding under Mr. Ulam’s loan.

In April 2001, we loaned $150,000 to William P. Fasig, our former Senior Vice President, Corporate Marketing and Corporate Affairs, in connection with his relocation from Texas to California. This loan, which was secured by Mr. Fasig’s principal residence, did not accrue interest. $50,000 of the principal amount of the loan was forgiven on April 12, 2003. The remaining principal balance was forgiven in 2003 pursuant to the Severance Agreement and Full General Release between VeriSign and Mr. Fasig dated September 3, 2003.

In 2002, we entered into an arrangement with Russell S. Lewis, our Executive Vice President and General Manager, Naming and Directory Services, in connection with his relocation from Pennsylvania to Virginia. Under this arrangement, we agreed to pay Mr. Lewis a total relocation bonus of $300,000 payable in three equal installments of $100,000 on August 1st of 2003, 2004 and 2005 provided Mr. Lewis is actively employed by VeriSign on each payment date. $100,000 was paid to Mr. Lewis in August 2003 and is included in his annual compensation under the heading “Bonus” in the Summary Compensation Table set forth elsewhere in this proxy statement.

Severance Payments to Mr. Moore Related to Illuminet Holdings, Inc. Acquisition.    In December 2001, we entered into a severance agreement with Roger Moore, President and Chief Executive Officer of Illuminet Holdings, Inc. pursuant to which we agreed to pay Mr. Moore $900,000 in connection with the termination of his employment with Illuminet. In 2002, we paid Mr. Moore approximately $480,000 under this agreement. In 2003, we paid Mr. Moore approximately $420,000. Mr. Moore is a member of our Board of Directors.

Expense Reimbursement Payments to Mr. Sclavos.    In February 2003, the compensation committee approved a policy for the partial reimbursement of certain expenses incurred by Stratton D. Sclavos in the operation of his private plane when used for VeriSign business. During 2003, we reimbursed approximately $475,000 for certain expenses incurred by Mr. Sclavos under this policy, which includes reimbursement for business travel on the plane by Mr. Sclavos and other VeriSign employees in an amount not more than the expense customarily incurred by the company for travel by employees on regularly scheduled commercial airlines. All amounts reimbursed to Mr. Sclavos were approved by the compensation committee of the Board of Directors. Mr. Sclavos is President, Chief Executive Officer and Chairman of the Board of Directors.

Consulting Fee Payments Indirectly Received by Mr. Compton.    During 2003, we engaged Kleiner Perkins Caufield & Beyers (“Kleiner Perkins”) to assist us in our search for candidates for the position of executive vice president of VeriSign Communication Services. During 2003, we paid Kleiner Perkins $228,558 in connection with the search for candidates and the hiring of Vernon L. Irvin. Kevin R. Compton is a partner of Kleiner Perkins and a member of our Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders intended to be presented at our 2005 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received by us at our principal executive offices no later than 120 calendar days before the one year anniversary of the date of this proxy statement, or December 27, 2004.

In accordance with our bylaws, we have established an advance notice procedure for stockholder proposals not included in our proxy statement to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made:

•	pursuant to VeriSign’s notice of such meeting;

•	by or at the direction of the Board of Directors; or

•	by any stockholder of the corporation who was a stockholder of record at the time of giving notice who is entitled to vote at such meeting and complies with the notice procedures set forth below.

The only business that will be conducted at an annual meeting of our stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who has delivered timely written notice to the Secretary of the company sixty days or no more than ninety days prior to the first anniversary of this year’s annual meeting. In the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us. The stockholder’s notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has notified the company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, we need not present the proposal for a vote at the meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of the company. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to the Secretary of VeriSign at the company’s principal executive offices at 487 East Middlefield Road, Mountain View, California 94043-4047.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of VeriSign’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The Nasdaq Stock Market. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copy of the forms furnished to us and written representations from the executive officers and directors, we believe there were no delinquent filings during the fiscal year ended December 31, 2003.

CODE OF ETHICS

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and other senior accounting officers. The “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” is located on our website at www.verisign.com/corporate/investor/corporate_governance.html. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to, or waiver from, a provision of this code of ethics by posting such information on our website.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the Meeting.

COMMUNICATING WITH VERISIGN

We have from time-to-time received calls from stockholders inquiring about the available means of communication with VeriSign. We thought that it would be helpful to describe these arrangements which are available for your use.

•	If you would like to receive information about VeriSign, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (866) 447-8776 (4IR-VRSN).

2.	To view our home page on the Internet, use our Internet address: www.verisign.com. Our home page gives you access to product, marketing and financial data, and an on-line version of this proxy statement, our Annual Reports on Form 10-K and other filings with the SEC, and job listings.

•	If you would like to write to us, please send your correspondence to the following address:

VeriSign, Inc.

Attention: Investor Relations

487 East Middlefield Road

Mountain View, CA 94043-4047

•	If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Investor Services LLC at (800) 356-2017. Foreign stockholders please call (201) 329-8660. You may also visit their web site at www.melloninvestor.com for step-by-step transfer instructions.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposal 2.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

1. Election of Directors FOR all nominees listed below (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed below

2. Proposal to ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2004.

FOR AGAINST ABSTAIN

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any continuations or adjournments thereof.

Nominees: 01 D. James Bidzos 02 William L. Chenevich 03 Gregory L. Reyes

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

Signature Signature Date , 2004 FOLD AND DETACH HERE Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/vrsn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR

Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

VeriSign, Inc. 487 East Middlefield Road, Mountain View, California 94043-4047

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stratton D. Sclavos and Dana L. Evan, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.001 par value, of VeriSign, Inc. (the “Company”) held of record by the undersigned on March 29, 2004, at the 2004 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 27, 2004, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any continuations or adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and FOR Proposal 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE

You can now access your VeriSign, Inc. account online.

Access your VeriSign, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD). Mellon Investor Services LLC, Transfer Agent for VeriSign, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends • View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time